EXHIBIT 10.33
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
10% CONVERTIBLE NOTE

February 23, 2009

Up to $1,000,000	Irvine, California

     FOR VALUE RECEIVED, T3 Motion, Inc. (the “Maker”), promises to pay to the order of Ki Nam, at the offices of T3 Motion, Inc. (the “Payee”, which term includes any subsequent holder hereof), or at such other place as the Payee may designate, the principal sum of the amount set forth on Schedule 1 as adjusted from time to time but no greater than One Million Dollars ($1,000,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding. The unpaid principal balance hereof from time to time outstanding shall bear interest at the rate of 10% per annum. Subject to the terms and conditions hereof, all principal and interest due hereunder shall be paid in one payment on the one-year anniversary of this Note unless otherwise prepaid or delayed pursuant to the other terms of this Note.
     1. Payment; Principal.
          (a) Interest. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds. Notwithstanding any other provision of this Note to the contrary, the payment of any principal, interest or other obligation owing under this Note shall be deferred until the Maker closes an equity or debt financing (or series of financings) of at least $10 million in gross proceeds. This deferral shall apply even if the Maker has suffered an “Event of Default” as described herein.
          (b) Additional Principal. Maker may notify the Payee in writing that Maker wishes to borrow additional funds from the Payee pursuant to this Note. The Payee shall have the sole option of making such loan. Any additional funds shall increase the principal amount due under this Note and shall be evidenced by adjusting the balance schedule set forth on Schedule 1 (“Balance Schedule”) accordingly. Payee shall deliver the Balance Schedule to Maker so that it may be updated.
     2. Events of Default. This Note shall become immediately due and payable without demand upon the occurrence at any time of any of the following events of default (individually, “an Event of Default” and collectively, “Events of Default”):
(a)	default in the payment or performance of this or any other liability or obligation of the Maker to the Payee, including the payment when due of any principal, premium or interest under this Note; provided that there shall be no default under this subsection (a) if Ki Nam is the Chief Executive Officer, the Marker’s Board of Directors has authorized such payment and the Maker has funds to make such payment;

(b)	the Maker shall have become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for the Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Maker or for a substantial part of the property thereof and such appointment is not terminated or dismissed within thirty (30) days after the appointment;

(c)	the liquidation, termination of existence or dissolution of the Maker;

(d)	the institution against the Maker or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing; or

(e)	the institution by the Maker or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any endorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.
     Upon the happening of any Event of Default, this Note shall bear interest until paid in full at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.
     3. Conversion Right. Maker shall notify Payee whenever it conducts an Equity Financing Offer. During the pendency of an Equity Financing Offer but prior to the earlier of (i) the closing of the securities pursuant to the Equity Financing Offer or (ii) withdrawal of such Equity Financing Offer to the applicable offerees, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into “Units” of Maker’s securities at the Conversion Rate (as defined below).
          (a) “Conversion Rate” means the number of Units issuable upon conversion of any Conversion Amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price.
          (b) “Conversion Amount” means the portion of the principal and interest of the Note to be converted, redeemed or otherwise with respect to which this determination is being made.
          (c) “Conversion Price” means $1.65 per Unit.

          (d) “Unit” shall mean one validly issued, fully paid and non-assessable Share and Warrant to purchase one Share at $2.00 per Share.
          (e) “Equity Financing Offer” means Maker’s offer to sell its Common Stock and Common Stock Equivalents to potential third parties; provided that, Equity Financing Offer does not include any offers to employees, officers, directors, or consultants which are pursuant to a stock incentive plan or otherwise compensatory in nature; or offers in connection with acquisitions, non-convertible loans, licenses, or other transactions in which the primary purpose is not to raise capital for Maker.
          (f) “Common Stock Equivalents” means any securities of the Maker which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     4. Mechanics of Conversion. To convert any Conversion Amount into Units on any date (a “Conversion Date”), the Payee shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Pacific Time, on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to the Maker and (B) surrender this Note to a common carrier for delivery to the Maker as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). The Maker shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Payee and the Maker’s transfer agent, (the “Transfer Agent”). The Transfer Agent shall issue and deliver to the address as specified in the Conversion Notice, a certificate or certificates, registered in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee shall be entitled. The Maker shall issue and deliver to the address as specified in the Conversion Notice, a certificate or certificates, registered in the name of the Payee or its designee, for the number of shares to which the Payee shall be entitled. If the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Maker shall as soon as practicable and in no event later than ten (10) business days after receipt of this Note, update the Balance Schedule to reflect the new outstanding Principal. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
     5. Legend. All securities issued pursuant to the conversion shall bear a legend that reads:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
     6 Adjustment.
          (a) Capitalization Changes. If the Maker at any time on or after the date of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and warrant exercise price in effect immediately prior to such subdivision will be proportionately reduced. If the Maker at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and warrant exercise price in effect immediately prior to such combination will be proportionately increased.
          (b) Subsequent Financings. From the date hereof until the Note is satisfied, if in connection with an issuance of Common Stock or Common Stock Equivalents for cash consideration (“Subsequent Financing”), the Maker shall issue any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Conversion Price (subject to reverse and forward stock splits and the like), the Maker shall decrease the Conversion Price with respect to the shares of Common Stock to the “Discounted Price” (as defined below). The term “Discounted Price” shall mean the Conversion Price reduced by multiplying the then current Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Subsequent Financing plus the number of shares of Common Stock which the offering price for such Subsequent Financing would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Subsequent Financing plus the number of shares of Common Stock so issued or issuable in connection with the Subsequent Financing. The sale of Common Stock Equivalents shall be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the Discounted Price covered thereby shall also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Maker upon such sale or issuance of the Common Stock Equivalents). Notwithstanding anything to the contrary herein, this Section not apply in respect of an “Exempt Issuance.” An “Exempt Issuance” means (a) shares of Common Stock or options to employees, consultants, officers or directors of the Maker pursuant to any stock or option plan, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) shares issuable to institutional Payees to the Maker in connection with a loan transaction, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Maker.
     7. Set-off. All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.
     8. Payment Priority. Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Payee in its sole discretion. The Maker agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the Payee in enforcing the obligations of the Maker under this Note.
     9. Indemnification. The Maker shall indemnify and hold the Payee harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Note and the security interest hereby created (including enforcement of this Note) or the Maker’s actions pursuant hereto, except claims, losses or liabilities resulting from the Payee’s gross negligence or willful misconduct. Any liability of the Maker to indemnify and hold the Payee harmless pursuant to the preceding sentence shall be part of the obligations secured by the security interest. The obligations of the Maker under this paragraph shall survive any termination of this Note.
     10. Waiver. No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.
     11. Prepayment. This Note may, at the option of the Maker, be prepaid in whole or in part at any time or from time to time, without premium or penalty.
     12. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Payee expressly referring to this Note and setting forth the provision so excluded, modified or amended.
     13. Currency. All references herein to “$” or “dollars” refer to United States dollars, and all payments due hereunder shall be payable in lawful currency of the United States.
     14. Governing Law. The validity, construction and enforceability of this Note shall be governed by the internal laws of the State of California, without giving effect to conflict of laws principles thereof.

T3 MOTION, INC.
By:
Name:	Ki Nam
Title:	Chief Executive Officer

By:
Name:	Kelly J. Anderson
Title:	Chief Financial Officer

Schedule 1
BALANCE SCHEDULE
The 10% Convertible Note due on February 23, 2009 in the amount set forth on this Schedule 1 is issued by T3 Motion, Inc., a Delaware corporation. This Schedule reflects loans from Holder and payments and loan conversion made under the above referenced Note.

Aggregate
Principal
Amount
Remaining
	Date of		Subsequent to
Type of	Loan/Payment/		Loan/ Payment/
Transaction:	Conversion	Amount of	Conversion
(L) Loan	(or for first entry,	Loan/	(or original
(P) Payment	Original Issue	Payment /	Principal
(C) Conversion	Date)	Conversion	Amount)	Company Attest